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                                     CONSENT

      We hereby consent to the references to our firm under the following captions under the heading "Summary - The Reorganization," "Additional Information About the Agreement - Other Terms," "Additional Information About the Agreement - Federal Income Tax Consequences" and "Legal Matters," in the combined proxy statement/prospectus contained in Pre-Effective Amendment No. 2 to AIM Investment Funds' Registration Statement on Form N-14 (File No. 333-138762).


                                          Ballard Spahr Andrews & Ingersoll, LLP


January 25, 2007